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                                                                     EXHIBIT 8.1




                                  July 25, 1997



Innkeepers USA Trust
306 Royal Poinciana Way
Palm Beach, Florida 33480



                              Innkeepers USA Trust
                                Qualification as
                          Real Estate Investment Trust


Ladies and Gentlemen:

                  We have acted as counsel to Innkeepers USA Trust, a Maryland real estate investment trust (the "Company"), in connection with (i) the preparation of a Form S-3 registration statement filed with the Securities and Exchange Commission ("SEC") on January 23, 1997 (No. 333-20309), as amended through the date hereof (the "Registration Statement"), and the offering and sale (the "Offering") of 8,500,000 common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares") pursuant to a prospectus dated April 11, 1997 (the "Prospectus") contained as part of the Registration Statement and a prospectus supplement, dated July 24, 1997 (the "Prospectus Supplement"), and (ii) the Company's contribution of (A) a portion of the net proceeds of the Offering, through Innkeepers Financial Corporation, a Virginia corporation and wholly-owned subsidiary of the Company ("IFC"), to Innkeepers USA Limited Partnership, a Virginia limited partnership (the "Operating Partnership"), in exchange for an additional partnership interest in the Operating Partnership and (B) a portion of the net proceeds of the offering, through its wholly-owned subsidiaries and the Operating Partnership, to certain subsidiary partnerships of the Company (the "Subsidiary Partnerships"). You have
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Innkeepers USA Trust
July 25, 1997
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requested our opinion regarding certain U.S. federal income tax matters in connection with the Offering.

                  The Company, through the Operating Partnership and the Subsidiary Partnerships, currently owns 47 hotels and associated personal property (the "Current Hotels"). The Company, or a wholly-owned subsidiary of the Company, owns a 1% general partnership interest, and the Operating Partnership owns a 99% limited partnership interest, in each Subsidiary Partnership. The Operating Partnership and Subsidiary Partnerships lease (i) 38 of the Current Hotels to JF Hotel, Inc., a Virginia corporation, and its sister corporations (collectively, the "JF Lessee") pursuant to substantially similar operating leases (the "JF Leases") and (ii) nine of the Current Hotels to an affiliate of Summerfield Hotel Corporation (the "Summerfield Lessee") pursuant to substantially similar operating leases (the "Summerfield Leases" and, together with the JF Leases, the "Leases"). The JF Lessee operates 24 of the Current Hotels. A wholly-owned subsidiary of Marriott International, Inc., a Delaware corporation, operates and manages 12 of the Current Hotels on behalf of the JF Lessee pursuant to substantially similar management agreements (the "Marriott Management Agreements") with the JF Lessee. TMH Hotels, Inc., a Kansas corporation, operates and manages two of the Current Hotels on behalf of the JF Lessee pursuant to substantially similar management agreements (the "TMH Management Agreements") with the JF Lessee. An affiliate of Summerfield Hotel Corporation operates and manages nine of the Current Hotels on behalf of the Summerfield Lessee pursuant to substantially similar management agreements (the "Summerfield Management Agreements" and, together with the Marriott Management Agreements and the TMH Management Agreements, the "Management Agreements") with the Summerfield Lessee.

                  In giving the opinions set forth herein, we have examined the following:

1. the Company's Amended and Restated Declaration of Trust, as filed with the Department of Assessments and Taxation of the State of Maryland on September 21, 1994, as amended on October 4, 1995 and September 18, 1996;

2.       the Company's Amended and Restated By-Laws;

3.       the Prospectus and the Prospectus Supplement;
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Innkeepers USA Trust
July 25, 1997
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4.       the Second Amended and Restated Agreement of Limited Partnership of the
Operating Partnership, dated as of November 1, 1996 (the "Operating Partnership Agreement"), among the Company, IFC, as general partner, and several limited partners;

5. the partnership agreements of the Subsidiary Partnerships, which are listed on Exhibit A attached hereto;
          ---------

6.       the Leases;

7.       the Management Agreements; and

8. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

                  In connection with the opinions rendered below, we have assumed, with your consent, that:

1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2. during its taxable year ending December 31, 1997 and subsequent taxable years, the Company has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in a certificate, dated the date hereof and executed by a duly appointed officer of the Company (the "Officer's Certificate"), true for such years;

3. the Company will not make any amendments to its organizational documents, the Operating Partnership Agreement, or the partnership agreement of any Subsidiary Partnership after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year;

4. each partner (each, a "Partner") of the Operating Partnership, other than IFC, that is a corporation or other entity has a valid legal existence;
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Innkeepers USA Trust
July 25, 1997
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5.       each Partner, other than IFC, has full power, authority, and legal right to enter into and to perform the terms of the Operating Partnership Agreement and the transactions contemplated thereby; and

6. no action will be taken by the Company, the Operating Partnership, the Subsidiary Partnerships, or the Partners after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

                  In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Officer's Certificate. For purposes of our opinions, we made no independent investigation of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, or the Prospectus. Consequently, we have relied on the Company's representations that the information presented in such documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinions. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

                  Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussions in the Prospectus and in the Prospectus Supplement under the captions "Federal Income Tax Considerations" and "Certain Federal Income Tax Considerations," respectively (which are incorporated herein by reference), we are of the opinion that the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ended December 31, 1994 through December 31, 1996, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 1997, and in the future. We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for its 1997 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT.

                  The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has
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Innkeepers USA Trust
July 25, 1997
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not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Certain Federal Income Tax Considerations" in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

                  The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                    Very truly yours,




                                    Hunton & Williams
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                                    EXHIBIT A

                        SUBSIDIARY PARTNERSHIP AGREEMENTS

1. the Limited Partnership Agreement of Innkeepers Financing Partnership, L.P., a Virginia limited partnership, dated March 20, 1995, between Innkeepers USA Trust, as general partner, and Innkeepers USA Limited Partnership (the "Operating Partnership"), as limited partner;

2. the Limited Partnership Agreement of Innkeepers Financing Partnership II, L.P., a Virginia limited partnership, dated October 6, 1995, between Innkeepers Financial Corporation II, as general partner, and the Operating Partnership, as limited partner;

3. the Limited Partnership Agreement of Innkeepers Financing Partnership III, L.P., a Virginia limited partnership, dated March 6, 1997, between Innkeepers Financial Corporation III, as general partner, and the Operating Partnership, as limited partner;

4. the Limited Partnership Agreement of Innkeepers Residence San Mateo, L.P., a Virginia limited partnership, dated October 25, 1996, between Innkeepers Residence San Mateo, Inc., as general partner, and the Operating Partnership, as limited partner;

5. the Limited Partnership Agreement of Innkeepers Residence Sili I, L.P., a Virginia limited partnership, dated October 25, 1996, between Innkeepers Residence Sili I, Inc., as general partner, and the Operating Partnership, as limited partner;

6. the Limited Partnership Agreement of Innkeepers Residence Sili II, L.P., a Virginia limited partnership, dated October 25, 1996, between Innkeepers Residence Sili II, Inc., as general partner, and the Operating Partnership, as limited partner;

7. the Limited Partnership Agreement of Innkeepers Residence Denver-Downtown, L.P., a Virginia limited partnership, dated October 25, 1996, between Innkeepers Residence Denver-Downtown, Inc., as general partner, and the Operating Partnership, as limited partner;

8. the Limited Partnership Agreement of Innkeepers Residence Atlanta-Downtown, L.P., a Virginia limited partnership, dated October 25, 1996, between Innkeepers Residence Atlanta-Downtown, Inc., as general partner, and the Operating Partnership, as limited partner;

9. the Limited Partnership Agreement of Innkeepers Residence Wichita East, L.P., a Virginia limited partnership, dated October 25, 1996, between Innkeepers Residence Wichita East, Inc., as general partner, and the Operating Partnership, as limited partner;
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10.      the Limited Partnership Agreement of Innkeepers Residence East Lansing,
L.P., a Virginia limited partnership, dated October 25, 1996, between Innkeepers Residence East Lansing, Inc., as general partner, and the Operating Partnership, as limited partner;

11. the Limited Partnership Agreement of Innkeepers Residence Portland, L.P., a Virginia limited partnership, dated October 25, 1996, between Innkeepers Residence Portland, Inc., as general partner, and the Operating Partnership, as limited partner;

12. the Limited Partnership Agreement of Innkeepers Residence Grand Rapids, L.P., a Virginia limited partnership, dated October 25, 1996, between Innkeepers Residence Grand Rapids, Inc., as general partner, and the Operating Partnership, as limited partner;

13. the Limited Partnership Agreement of Innkeepers Hampton Norcross, L.P., a Virginia limited partnership, dated October 25, 1996, between Innkeepers Hampton Norcross, Inc., as general partner, and the Operating Partnership, as limited partner;

14. the Limited Partnership Agreement of Innkeepers Residence Eden Prairie, L.P., a Virginia limited partnership, dated January 1, 1997, between Innkeepers Residence Eden Prairie, Inc., as general partner, and the Operating Partnership, as limited partner;

15.      the Limited Partnership Agreement of Innkeepers Residence Arlington
(TX), L.P., a Virginia limited partnership, dated January 24, 1997, between Innkeepers Residence Arlington, Inc., as general partner, and the Operating Partnership, as limited partner;

16. the Limited Partnership Agreement of Innkeepers Residence Addison (TX), L.P., a Virginia limited partnership, dated January 24, 1997, between Innkeepers Residence Addison, Inc., as general partner, and the Operating Partnership, as limited partner;

17. the Limited Partnership Agreement of Innkeepers Hampton Schaumburg, L.P., dated as of June 26, 1997, between Innkeepers Hampton Schaumburg, Inc., as general partner, and the Operating Partnership, as limited partner;

18. the Limited Partnership Agreement of Innkeepers Hampton Lombard, L.P., dated as of June 26, 1997, between Innkeepers Hampton Lombard, Inc., as general partner, and the Operating Partnership, as limited partner;
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19.      the Limited Partnership Agreement of Innkeepers Hampton Westchester,
L.P., dated as of June 26, 1997, between Innkeepers Hampton Westchester, Inc., as general partner, and the Operating Partnership, as limited partner;

20. the Limited Partnership Agreement of Innkeepers Summerfield General, L.P., dated as of July 2, 1997, between Innkeepers Financial Corporation IV, as general partner, and the Operating Partnership, as limited partner;

21. the Limited Partnership Agreement of Innkeepers Sunrise Tinton Falls, L.P., dated as of July 2, 1997, between Innkeepers Financial Corporation IV, as general partner, and the Operating Partnership, as limited partner;

22. the Limited Partnership Agreement of Innkeepers Summerfield Mt. Laurel, L.P., dated as of July 2, 1997, between Innkeepers Financial Corporation IV, as general partner, and the Operating Partnership, as limited partner;

23. the Limited Partnership Agreement of Innkeepers Summerfield No. 1, L.P., dated as of July 2, 1997, between Innkeepers Financial Corporation IV, as general partner, and the Operating Partnership, as limited partner;

24. the Limited Partnership Agreement of Innkeepers Summerfield No. 2, L.P., dated as of July 2, 1997, between Innkeepers Financial Corporation IV, as general partner, and the Operating Partnership, as limited partner;

25. the Limited Partnership Agreement of Innkeepers Summerfield No. 3, L.P., dated as of July 2, 1997, between Innkeepers Financial Corporation IV, as general partner, and the Operating Partnership, as limited partner;

26. the Limited Partnership Agreement of Innkeepers Summerfield No. 4, L.P., dated as of July 2, 1997, between Innkeepers Financial Corporation IV, as general partner, and the Operating Partnership, as limited partner;

27. the Limited Partnership Agreement of Innkeepers Summerfield No. 5, L.P., dated as of July 2, 1997, between Innkeepers Financial Corporation IV, as general partner, and the Operating Partnership, as limited partner;

28. the Limited Partnership Agreement of Innkeepers Summerfield No. 6, L.P., dated as of July 2, 1997, between Innkeepers Financial Corporation IV, as general partner, and the Operating Partnership, as limited partner; and
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29.      the Limited Partnership Agreement of Innkeepers Summerfield No. 7,
L.P., dated as of July 2, 1997, between Innkeepers Financial Corporation IV, as general partner, and the Operating Partnership, as limited partner.